As filed with the Securities and Exchange Commission on February 3, 2006
                                                     Registration No. 333-125164
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            _______________________
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                            REGISTRATION STATEMENT
                                      ON
                                   FORM S-3
                       UNDER THE SECURITIES ACT OF 1933
                            _______________________

                                  CWABS, INC.
            (Exact Name of Registrant as Specified in its Charter)
              Delaware                                   95-4596514
 (State or other Jurisdiction of       (I.R.S. Employer Identification Number)
  Incorporation or Organization)
                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            _______________________

                            SANDOR E. SAMUELS, ESQ.
                         Countrywide Home Loans, Inc.
                               4500 Park Granada
                          Calabasas, California 91302
                                (818) 225-3505
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                            _______________________

                                With a copy to:
            EDWARD J. FINE, ESQ.                    RICHARD D. SIMONDS JR., ESQ.
             SIDLEY AUSTIN LLP                       THACHER PROFFITT & WOOD LLP
             787 Seventh Avenue                      Two World Financial Center
          New York, New York 10019                       New York, NY 10281
                            _______________________

   Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of the registration statement, as determined by market conditions.
                            _______________________

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ___________
   If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
   If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / /
   If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /
                           _______________________

================================================================================

                               EXPLANATORY NOTE

      This Post-Effective Amendment No. 1 is being filed for the purpose of including the additional undertakings required by Regulation AB (17 CFR 229.1100, et. seq.).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution*

      The following table sets forth the estimated expenses in connection with the issuance and distribution of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

          SEC registration fee........................... $5,484,661.98**
          Printing and engraving expenses................     25,000.00
          Legal fees and expenses........................     90,000.00
          Trustee fees and expenses......................      5,000.00
          Accounting fees and expenses...................     25,000.00
          Blue Sky fees and expenses.....................      5,000.00
          Rating agency fees.............................    190,000.00
          Miscellaneous..................................      7,500.00
                                                          -------------
                Total.................................... $5,832,161.98
                                                          =============
______________
* All amounts except the SEC Registration Fee are estimates of expenses incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal amount assumed for these purposes to be equal to $46,598,657,434 of Securities registered by Amendment No. 1 to the Registration Statement on Form S-3 filed on May 23, 2005 and declared effective by the Securities and Exchange Commission on June 10, 2005.

** This amount relates to the $15,000,000,000 of Asset-Backed Securities registered by Amendment No. 1 to the Registration Statement on Form S-3 filed on May 23, 2005 and declared effective by the Securities and Exchange Commission on June 10, 2005.



Item 15.  Indemnification of Directors and Officers.

      The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

      Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to identify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16.  Exhibits.

1.1(a)* --   Form of Underwriting Agreement.
1.1(b)* --   Form of Indemnification and Contribution Agreement.
3.1*    --   Certificate of Incorporation of the Registrant.
3.2*    --   By-laws of the Registrant.
4.1*    --   Form of Pooling and Servicing Agreement relating to Home Equity
             Loan Asset Backed Securities.
4.2*    --   Form of Pooling and Servicing Agreement relating to Mortgage
             Pass-Through Certificates.
4.3*    --   Form of Trust Agreement.
4.4*    --   Form of Indenture.
4.5*    --   Form of Master Servicing Agreement.
5.1*    --   Opinion of Sidley Austin Brown & Wood LLP as to legality of the
             Securities.
5.2*    --   Opinion of Thacher Proffitt & Wood LLP as to legality of the
             Securities.
8.1*    --   Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters
             (included in Exhibit 5.1).
8.2*    --   Opinion of Thacher Proffitt & Wood LLP as to certain tax matters
             (included in Exhibit 5.1).
10.1*   --   Form of Loan Purchase Agreement.
23.1*   --   Consent of Sidley Austin Brown & Wood LLP
             (included in Exhibit 5.1).
23.2*   --   Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1).
24.1*   --   Power of Attorney (Included on Page II-5).
25.1*   --   Statement of Eligibility of Trustee.
______________
*     Previously filed.


Item 17.  Undertakings.

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that the undertakings set forth in
            clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (ss.229.1100(c));

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering;

            (4) That, for the purpose of determining liability under the Securities Act to any purchaser,

                  If the registrant is relying on Rule 430B:

                  (i) Each prospectus filed by the registrant pursuant to Rule
            424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule
            424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

            (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary
            offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the
            undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering
            prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus
            relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the
            offering made by the undersigned registrant to the purchaser;


            (6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (7) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser;

            (8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

            (9) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (10) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) (17 CFR 229.1100(c)(1)) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

            (11) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement; and

            (12) To provide to any person without charge, upon request a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Calabasas, State of California on the 3rd day of February, 2005.

                                  CWABS, INC.


                                  By: /s/ Eric P. Sieracki
                                     ------------------------------------
                                      NAME:  Eric P. Sieracki
                                      TITLE: Executive Vice President and
                                             Director (Chief Financial
                                             Officer and Treasurer)


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                                        Title                        Date
             ---------                                        -----                        ----

                *                    Chairman of the Board, President and           February 3, 2005
--------------------------------     Director (Chief Executive Officer)
        Stanford L. Kurland


      /s/ Eric P. Sieracki           Executive Vice President and Director          February 3, 2005
--------------------------------     (Chief Financial Officer and Treasurer)
          Eric P. Sieracki


                *                    Vice President and Director                    February 3, 2005
--------------------------------
          David Spector


*By   /s/ Eric P. Sieracki           Executive Vice President and Director         February 3, 2005
    ----------------------------     (Chief Financial Officer and Treasurer)
        Eric P. Sieracki
        ATTORNEY-IN-FACT


                                 EXHIBIT INDEX


1.1(a)* --   Form of Underwriting Agreement.
1.1(b)* --   Form of Indemnification and Contribution Agreement.
3.1*    --   Certificate of Incorporation of the Registrant.
3.2*    --   By-laws of the Registrant.
4.1*    --   Form of Pooling and Servicing Agreement relating to Home Equity
             Loan Asset Backed Securities.
4.2*    --   Form of Pooling and Servicing Agreement relating to Mortgage
             Pass-Through Certificates.
4.3*    --   Form of Trust Agreement.
4.4*    --   Form of Indenture.
4.5*    --   Form of Master Servicing Agreement.
5.1*    --   Opinion of Sidley Austin Brown & Wood LLP as to legality of the
             Securities.
5.2*    --   Opinion of Thacher Proffitt & Wood LLP as to legality of the
             Securities.
8.1*    --   Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters
             (included in Exhibit 5.1).
8.2*    --   Opinion of Thacher Proffitt & Wood LLP as to certain tax matters
             (included in Exhibit 5.1).
10.1*   --   Form of Loan Purchase Agreement.
23.1*   --   Consent of Sidley Austin Brown & Wood LLP
             (included in Exhibit 5.1).
23.2*   --   Consent of Thacher Proffitt & Wood LLP (included in Exhibit 5.1).
24.1*   --   Power of Attorney (Included on Page II-5).
25.1*   --   Statement of Eligibility of Trustee.
______________
*     Previously filed.